EXHIBIT 10(ix)

DEBT SETTLEMENT AGREEMENT

Agreement made on December 19, 2002 between International Portfolio Management Ltd. with offices located at 1300-1075 West Georgia Street, Vancouver, B.C. V6E 3C9 referred to as Creditor and Sona Development Corp. with offices located at 1818-1177 West Hastings Street, Vancouver, British Columbia V6E 2K3 referred to as Debtor.

SECTION ONE
ACKNOWLEDGEMENT OF EXISTING OBLIGATION

The parties acknowledge that Debtor is at present indebted to Creditor in the sum of $19,963.20 due to administrative services rendered in 2001.

SECTION TWO
AGREEMENT FOR DIFFERENT METHOD OF PAYMENT

Debtor and Creditor desire and agree, to provide for the payment of the above-stated indebtedness in accordance with terms an provisions different from, and in substitution of, the terms and obligations for payment for same contained in the original loan obligation as described in Section One above.

SECTION THREE
CONSIDERATION

In consideration of the mutual promises contained in this Agreement, Debtor and Creditor agree as follows:
a.

Method of Payment: Debtor agrees to pay to Creditor and Creditor agrees to accept from Debtor, in full satisfaction of the indebtedness described in Section One, above, 39,926 shares of Debtor's common stock, valued at $0.50 a share, as consideration for monies owed to Creditor as a result of services provided by Creditor to Debtor.

b.

Satisfaction: On execution of this Agreement and Creditor's board of directors resolution authorizing the issuance of 39,926 shares of Debtor's common stock to Creditor provided for in Section Three (a) above, the original indebtedness of Debtor to Creditor, as described in Section One, above, will be forever cancelled and discharged.

In witness whereof, the parties have executed this Agreement in Vancouver, British Columbia on the date first mentioned above.

Sona Development Corp.

/s/ Nora Coccaro
By: Nora Coccaro, President

International Portfolio Management, Ltd.

/s/ Ross Wilmot
By: Ross Wilmot, Executive Vice- President

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